Exhibit 3.1
BY-LAWS
OF
CONSTELLATION BRANDS, INC.
(the “Corporation”)
(Amended and Restated on September 30, 2025)
ARTICLE I
STOCKHOLDERS
Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may, in its sole discretion, determine that a special meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are (i) announced at the meeting at which the adjournment is taken,

(ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 1.3 of these By-Laws. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 1.5. Quorum. The Corporation’s authorized capital stock consists of Class A Common Stock (the “Class A Common”), Class 1 Common Stock (the “Class 1 Common”) and Preferred Stock (the “Preferred Stock”). At each meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum. In the absence of a quorum, the chairperson of the meeting or the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Such an adjournment by the stockholders so present may be approved by the affirmative vote of the holders of a majority in voting power present or represented by proxy at such meeting and entitled to vote thereon notwithstanding that a quorum is not present. Shares of the Corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 1.6. Organization. Meetings of stockholders shall be presided over (A) by the Chair of the Board, if any, or any director or officer designated by the Chair of the Board, (B) in the absence of or failure to designate by the foregoing, by the Chief Executive Officer, (C) in the absence of the foregoing, by the President, or (D) in the absence of the foregoing, by a director or officer designated by the Board of Directors. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in the absence of the Secretary or an Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7. Voting. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders (A) each holder of Class A Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class A Common held by such holder, (B) each holder of Class 1 Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class 1 Common held by such holder, and (C) each holder of Preferred Stock present in person or represented by proxy at the meeting shall be entitled to such voting rights as shall be provided for in the Certificate of Designations relating to the Preferred Stock held by such holder. Except as otherwise provided by law, Section 2.2 of these By-Laws pertaining to the election of directors, or the Certificate of Incorporation, all classes of stock entitled to vote with respect to a matter shall vote together as a single class. All matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these By-Laws (including, but not limited to, Section 2.2 of these By-Laws pertaining to the election of the directors), the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may require a larger vote upon any election or question.
Section 1.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in any manner permitted by the General Corporation Law of the State of Delaware, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, by delivering to the Secretary of the Corporation a valid revocation of the proxy or by validly submitting another duly executed proxy bearing a later date.
Section 1.9. Fixing Date for Determination of Stockholders of Record.
(A)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(B)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(C)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (1) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first (1st) date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (2) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 1.10. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (B) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by law, be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of such meeting were the record date for the action by consent.
Section 1.12. Inspectors of Election. The Board of Directors by resolution shall appoint one (1) or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders or any adjournment thereof, and to make a written report thereof. One (1) or more persons may be designated as alternate inspectors to replace any inspector who fails to act. In the event that no inspector or alternate so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors shall have the duties prescribed by law.
Section 1.13. Nominations and Business at Meetings of Stockholders.
(A) Annual Meetings of Stockholders.
(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or at the direction of any committee thereof, or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section

1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.
(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first (1st) anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or if no annual meeting was held during the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (viii) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (ix) any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (c)(iv) of paragraph (A)(2) of this Section 1.13, and (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (d) the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s). The foregoing notice requirements of this paragraph (A) of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any stockholder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably be requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (z) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(3) Notwithstanding anything in the second (2nd) sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten (10) days before the last day a stockholder may deliver a notice of nominations in accordance with such sentence, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C) General.
(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(vi) of paragraph (A)(2) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including clause (c) of paragraph (A)(1) and paragraph (B) hereof), and compliance with clause (c) of paragraph (A)(1) and paragraph (B) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 1.13, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the Certificate of Designations relating to the Preferred Stock.
(4) In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 1.13, in accordance with the time periods for delivery of timely notice under this Section 1.13), to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.
(5) A stockholder providing notice of a proposed nomination for election to the Board (given pursuant to this Section 1.13) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). In addition, if the stockholder has delivered to the Corporation a notice of a proposed nomination for election to the Board of Directors (given pursuant to this Section 1.13), the stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.
(6) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
Section 1.14. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1. Number: Qualifications. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.
Section 2.2. Election: Resignation: Vacancies. Directors shall be elected at each annual meeting of stockholders and each director elected shall hold office for a term of one (1) year and until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. At every meeting of stockholders called for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.2, a majority of the votes entitled to be cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and votes “against” and exclude “abstentions” and “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes entitled to be cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors at any meeting of stockholders at which a quorum is present and for which (i) the Secretary of the Corporation receives notice that one (1) or more stockholders has nominated one (1) or more persons for election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for stockholder nominees set forth in these By-Laws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is ten (10) calendar days in advance of the date that the Corporation gives notice of the meeting to the stockholders. The Board of Directors has established procedures set forth in the Board of Directors’ Corporate Governance Guidelines under which a director standing for re-election in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive the requisite vote and the acceptance of the resignation by the Board of Directors. During the interval between annual meetings, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the members of the Board of Directors in accordance with the General Corporation Law of the State of Delaware.
Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.
Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chair of the Board, Chief Executive Officer, President, any Vice President, the Secretary, or by a majority of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given at least twenty-four (24) hours before the special meeting. Such notice shall be given personally, by mail, telephone, or electronic transmission.
Section 2.5. Remote Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.
Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these By-Laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in the absence of the Chair of the Board, if any, by the Chief Executive Officer (if also a director), or in the absence of the Chief Executive Officer by the President (if also a director), or in the absence of the foregoing persons by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
Section 2.9. Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair of the Board shall have the customary duties and authority of a Chair of the Board.

ARTICLE III
COMMITTEES
Section 3.1. Committees. The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.
ARTICLE IV
OFFICERS
Section 4.1. Officers: Election; Qualifications: Term of Office: Resignation: Removal: Vacancies. The Board of Directors shall elect a President and Secretary. The Board of Directors may also choose a Chief Executive Officer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers and may choose such other officers as it may deem necessary or desirable. Each such officer shall hold office for such term as may be prescribed by the Board of Directors, and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.
Section 4.2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.
Section 4.3. Appointing Attorneys and Agents: Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as such person may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chief Executive Officer, President or any Vice President.
ARTICLE V
STOCK
Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to outstanding shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two (2) authorized officers of the Corporation, including, but not limited to, the Chief Executive Officer, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary and an Assistant Secretary, certifying the class and number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 5.2. Lost, Stolen or Destroyed Stock Certificates: Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.
Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt by the Corporation or the transfer agent of the Corporation of proper evidence of succession, assignment or authority to transfer with respect to uncertificated shares, it shall be the duty of the Corporation to record the transaction upon its books.
Section 5.4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Section 5.5. Transfer Agents; Registrars; Regulations. The Board of Directors may appoint a transfer agent and one (1) or more co-transfer agents and registrar and one (1) or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
ARTICLE VI
MISCELLANEOUS
Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be March 1 to the last day of February, unless otherwise determined by resolution of the Board of Directors.
Section 6.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.
Section 6.4. Interested Directors and Officers; Controlling Stockholder Transactions; Quorum. The provisions of Section 144 of the General Corporation Law of the State of Delaware (“Section 144”) shall apply to the Corporation. Subject to and without limiting the foregoing, to the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, any act or transaction of the type referenced in Section 144 may not be the subject of equitable relief, or give rise to an award of damages, against a director, officer, controlling stockholder (as defined in Section 144), or member of a control group (as defined in Section 144) of the Corporation because or by reason of any of the claims or grounds listed in Section 144 if the appropriate safe harbor procedures set forth in Section 144 are satisfied.
Section 6.5. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.6. Amendment of By-Laws. These By-Laws may be altered, amended or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.
Section 6.7. Forum Selection.
(A)Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.
(B)Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
(C)Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.7.
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